UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2021

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

240 Route 10 West
Whippany, New Jersey 07981
(973) 887-5300
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	SPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2021, Suburban Propane Partners, L.P. (“Suburban Propane”) and Suburban Energy Finance Corp. (together with Suburban Propane, “Suburban”) entered into an indenture (the “2031 Senior Notes Indenture”) with The Bank of New York Mellon, as trustee (the “Trustee”), in connection with the previously announced offering of $650,000,000 aggregate principal amount of Suburban’s 5.000% Senior Notes due 2031 (the “2031 Senior Notes”).

The 2031 Senior Notes will bear interest at a rate of 5.000% per year, payable semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 2021.

The 2031 Senior Notes will be unsecured, senior obligations and rank senior in right of payment to any future subordinated indebtedness and pari passu in right of payment to all of Suburban’s existing and future unsecured senior indebtedness. The 2031 Senior Notes will be structurally subordinated to the indebtedness and other liabilities of all of Suburban’s subsidiaries, including the indebtedness and other liabilities of its operating partnership, Suburban Propane L.P., and its subsidiaries, so long as such subsidiaries do not guarantee the 2031 Senior Notes.

The 2031 Senior Notes Indenture contains covenants that, among other things, limit Suburban’s ability and the ability of Suburban’s restricted subsidiaries (as defined in the 2031 Senior Notes Indenture) to:

•	incur additional debt or issue preferred stock;

•	pay dividends or make other distributions on, redeem or repurchase Suburban’s capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	sell, transfer or issue shares of capital stock of restricted subsidiaries;

•	create liens on their assets;

•	transfer or sell assets;

•	restrict dividends or other payments to Suburban; and

•	effect a consolidation, liquidation or merger.

These covenants are subject to important limitations and exceptions that are described in the 2031 Senior Notes Indenture.

The offering of the 2031 Senior Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2031 Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The 2031 Senior Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The net proceeds of the offering of the 2031 Senior Notes, after deducting estimated offering expenses, was approximately $639.9 million, all of which has been or will be used, together with borrowings under a revolving credit facility, to fund the refinancing, by repurchasing or redeeming, (i) all of the outstanding $525,000,000 aggregate principal amount of Suburban’s 5.500% senior notes due 2024 (the “2024 Senior Notes”), and (ii) all of the outstanding $250,000,000 aggregate principal amount of Suburban’s 5.750% Senior Notes due 2025 (the “2025 Senior Notes”), including fees and expenses associated with the refinancing.

In connection with the Offer (as defined below), on May 21, 2021, Suburban and the Trustee entered into (i) a Fourth Supplemental Indenture to the Indenture, dated as of May 27, 2014 (the “Senior Notes Indenture”), by and among Suburban and the Trustee, amending the First Supplemental Indenture, dated as of May 27, 2014, by and among Suburban and the Trustee, relating to the 2024 Senior Notes (the “Fourth Supplemental Indenture”), and (ii) a Fifth Supplemental Indenture to the Senior Notes Indenture, amending the Second Supplemental Indenture, dated as of February 25, 2015, by and among Suburban and the Trustee, relating to the 2025 Senior Notes (the “Fifth Supplemental Indenture,” and together with the Fourth Supplemental Indenture, the “Supplemental Indentures”). Pursuant to the Supplemental Indentures, the supplemental indentures to the Senior Notes Indenture governing the 2024 Senior Notes and the 2025 Senior Notes have been amended, in each case, to, among other changes, eliminate substantially all of the restrictive covenants, certain events of default and related provisions with respect to the 2024 Senior Notes and the 2025 Senior Notes, and shorten the minimum notice period for redemptions of such notes to three business days.

The foregoing descriptions of the 2031 Senior Notes Indenture and the Supplemental Indentures are summaries and are qualified in their entirety by the terms of the 2031 Senior Notes Indenture and the Supplemental Indentures, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3, respectively, and are incorporated herein by reference. The form of 2031 Senior Notes issued pursuant to the 2031 Notes Indenture is included as Annex A to the 2031 Notes Indenture and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On May 24, 2021, the 2024 Senior Notes and the 2025 Senior Notes were satisfied and discharged in accordance with their terms. As of 5:00 p.m., New York City time, on May 21, 2021 (the “Withdrawal Deadline”), (i) $365,083,000 principal amount of the 2024 Senior Notes (or approximately 69.54% of the outstanding principal amount of the 2024 Senior Notes), and (ii) $168,976,000 principal amount of the 2025 Senior Notes (or approximately 67.59% of the outstanding principal amount of the 2025 Senior Notes) were tendered in connection with Suburban’s previously announced cash tender offer for the 2024 Senior Notes and the 2025 Senior Notes (the “Offer”). Using the net proceeds from the sale of the 2031 Senior Notes, together with borrowings under an existing revolving credit facility, Suburban caused to be paid: (i) $379,113,342 to holders of the 2024 Senior Notes and $174,666,595 to holders of the 2025 Senior Notes that tendered their notes prior to the Withdrawal Deadline, consisting of the base tender offer consideration, the consent payment for holders that tendered their notes prior to the Withdrawal Deadline, and accrued and unpaid interest on such tendered notes; and (ii) $249,471,341 to the Trustee in connection with the satisfaction and discharge of the remaining 2024 Senior Notes and 2025 Senior Notes. The amount deposited with the Trustee represents sufficient funds to redeem, on the respective redemption dates, any and all of the other 2024 Senior Notes and 2025 Senior Notes that were not tendered and validly accepted prior to the Withdrawal Deadline. The redemption of such 2025 Senior Notes is scheduled to occur on May 27, 2021, and the redemption of such 2024 Senior Notes is scheduled to occur on June 1, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The 2031 Senior Notes Indenture contains a covenant that, among other things, restricts Suburban’s ability to pay dividends or distributions or redeem or repurchase capital stock. Information concerning the 2031 Senior Notes Indenture is set forth in Item 1.01, which information hereby is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On May 24, 2021, Suburban issued a press release announcing the completion of the offering of the 2031 Senior Notes, the completion of the Offer and the redemption of the remaining 2024 Senior Notes and 2025 Senior Notes, a copy of which is attached hereto as Exhibit 99.1 and hereby is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Indenture, dated as of May 24, 2021, relating to the 5.000% Senior Notes due 2031, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

4.2	Fourth Supplemental Indenture, dated as of May 21, 2021, to the Indenture, dated as of May 27, 2014, amending the First Supplemental Indenture dated as of May 27, 2014, relating to the 5.500% Senior Notes due 2024, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

4.3	Fifth Supplemental Indenture, dated as of May 21, 2021, to the Indenture, dated as of May 27, 2014, amending the Second Supplemental Indenture dated as of February 25, 20215, relating to the 5.750% Senior Notes due 2025, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and The Bank of New York Mellon, as Trustee.

99.1	Press Release of Suburban Propane Partners, L.P. dated May 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: May 24, 2021	By:	/s/ Michael A. Kuglin
		Name:	Michael A. Kuglin
		Title:	Chief Financial Officer and Chief Accounting Officer